UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — October 20, 2008

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Avon Products, Inc.

(Exact name of registrant as specified in its charter)

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New York	1-4881	13-0544597
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

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1345 Avenue of the Americas

New York, New York 10105-0196

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 282-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

Avon Products, Inc. (NYSE: AVP) announced today, October 20, 2008, that it is voluntarily conducting an internal investigation of its China operations, focusing on compliance with the Foreign Corrupt Practices Act ("FCPA").  The Company, under the oversight of the Audit Committee, commenced in June 2008 an internal investigation after it received an allegation that certain travel, entertainment and other expenses may have been improperly incurred in connection with the Company's China operations.  To lead the investigation, the Company has engaged the independent international law firm of Mayer Brown LLP.

The Company has voluntarily contacted the Securities and Exchange Commission and the United States Department of Justice to advise both agencies that an internal investigation is underway. The internal investigation is in its early stage and no conclusion can be drawn at this time as to its outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVON PRODUCTS, INC.

	By:	/s/ Kim K.W. Rucker
Name: Kim K.W. Rucker
Title: Senior Vice President and General Counsel
Date: October 20, 2008